EXHIBIT 99.1

Donegal Group Inc. Announces First Quarter 2014 Results

MARIETTA, Pa., April 25, 2014 (GLOBE NEWSWIRE) -- Donegal Group Inc. (Nasdaq:DGICA) (Nasdaq:DGICB) today reported its financial results for the first quarter of 2014.

  Net loss of $634,414, or 2 cents per diluted Class A share, for the first quarter of 2014, compared to net income of $6.5 million, or 25 cents per diluted Class A share, for the first quarter of 2013
  First quarter pre-tax results affected adversely by record winter weather-related losses of $15.3 million
  Statutory combined ratio1 of 103.2% for first quarter as total weather-related loss ratio rose 6.9 percentage points over prior-year first quarter
  9.1% increase in net premiums written to $144.6 million, reflecting strong organic growth in commercial lines and the continued impact of premium rate increases
  Book value per share of $15.18 at March 31, 2014, compared to $15.02 at year-end 2013

	Three Months Ended March 31,
	2014	2013	% Change
	(dollars in thousands, except per share amounts)

Income Statement Data
Net premiums earned	$ 133,548	$ 124,702	7.1%
Investment income, net	4,616	4,815	-4.1
Realized (losses) gains	(89)	1,341	NM2
Total revenues	140,339	133,873	4.8
Net (loss) income	(634)	6,475	NM
Operating (loss) income[1]	(576)	5,591	NM

Per Share Data
Net (loss) income – Class A (diluted)	$ (0.02)	$ 0.25	NM
Net (loss) income – Class B	(0.02)	0.23	NM
Operating (loss) income – Class A (diluted)	(0.02)	0.22	NM
Operating (loss) income – Class B	(0.02)	0.20	NM
Book value	15.18	15.72	-3.4

[1]The "Definitions of Non-GAAP and Operating Measures" section of this release defines and reconciles data that the Company prepares on an accounting basis other than U.S. generally accepted accounting principles ("GAAP").
[2]Not meaningful.

Donald H. Nikolaus, President and Chief Executive Officer, noted, "The losses many of our policyholders experienced as a result of the severe winter weather events of early 2014 across our operating regions masked our overall strategic progress. Donegal Group made significant progress toward its long-term strategic objectives in 2013. That momentum has carried into 2014, as our underlying results for the first quarter reflected the ongoing benefits of the rate and underwriting actions we have taken in recent years.

"The Donegal Insurance Group claims personnel worked diligently with our independent agents and outside adjusters to deliver the quality claims service that our policyholders expect and deserve. A large percentage of those claims have already been settled, and we extend our appreciation for the extra efforts of many individuals who helped to service the substantial volume of claims," Mr. Nikolaus added.

Mr. Nikolaus continued, "Market conditions within our operating regions continue to be favorable, as commercial lines renewal premium increases that remain in the 5 to 7 percent range demonstrate. We are also seeing solid new business growth in both commercial and personal lines of business, reflecting both the improving economic climate as well as the strength of our relationships with our independent agencies."

"In this environment, we continue to implement our strategic plan and expect 2014 to show additional and measurable progress toward our established long-term corporate goals of increasing profits, building our financial strength and enhancing the value of our stockholders' investment," Mr. Nikolaus concluded.

At March 31, 2014, the Company's book value per share was $15.18, compared to $15.02 at December 31, 2013. The higher book value per share at March 31, 2014 reflected net unrealized gains in the fair value of the Company's available-for-sale fixed-maturity securities portfolio due to decreased market interest rates during the quarter. During the first quarter of 2014, the Company repurchased 846 Class A shares at an average cost of $14.22 per share.

Insurance Operations

Donegal Group is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in four Mid-Atlantic states (Delaware, Maryland, New York and Pennsylvania), three New England states (Maine, New Hampshire and Vermont), seven Southeastern states (Alabama, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and eight Midwestern states (Indiana, Iowa, Michigan, Nebraska, Ohio, Oklahoma, South Dakota and Wisconsin). The insurance subsidiaries of Donegal Group and Donegal Mutual Insurance Company conduct business together as the Donegal Insurance Group.

	Three Months Ended March 31,
	2014	2013	% Change
	(dollars in thousands)

Net Premiums Written
Personal lines:
Automobile	$ 50,556	$ 48,622	4.0%
Homeowners	22,915	21,855	4.9
Other	3,770	3,370	11.9
Total personal lines	77,241	73,847	4.6
Commercial lines:
Automobile	17,260	15,463	11.6
Workers' compensation	26,578	23,211	14.5
Commercial multi-peril	22,078	19,694	12.1
Other	1,425	251	NM
Total commercial lines	67,341	58,619	14.9
Total net premiums written	$ 144,582	$ 132,466	9.1%

The Company's net premiums written increased 9.1% for the first quarter of 2014 compared to the first quarter of 2013. This increase represented the combination of 14.9% growth in commercial lines writings and 4.6% growth in personal lines writings. The $12.1 million growth in net premiums written for the first quarter of 2014 compared to the first quarter of 2013 included:

  $2.7 million, or 2.1% of total net premiums written, related to a change in the Michigan Insurance Company ("MICO") quota-share reinsurance agreement that continued to increase the amount of business MICO retained. The Company acquired MICO in December 2010.
  $7.1 million in commercial lines premiums, excluding the MICO reinsurance change, that the Company attributed primarily to premium rate increases and new commercial accounts the Company's insurance subsidiaries have written throughout their operating regions.
  $2.3 million in personal lines premiums, excluding the MICO reinsurance change. The increase reflected modest new business premium, premium rate increases the Company has implemented over the past four quarters, offset by higher reinsurance reinstatement premiums.

	Three Months Ended
	March 31,
	2014	2013

Statutory Combined Ratios
Personal Lines:
Automobile	97.9%	104.2%
Homeowners	109.8	89.1
Other	121.5	82.5
Total personal lines	102.7	98.1
Commercial Lines:
Automobile	100.0	102.7
Workers' compensation	97.6	101.6
Commercial multi-peril	119.3	98.5
Other	NM	NM
Total commercial lines	104.3	98.4
Total lines	103.2%	98.0%

GAAP Combined Ratios (Total Lines)
Loss ratio (non-weather)	61.7%	64.1%
Loss ratio (weather-related)	11.4	4.5
Expense ratio	31.3	30.7
Dividend ratio	0.3	0.4
Combined ratio	104.7%	99.7%

For the first quarter of 2014, the Company's statutory loss ratio increased to 73.6%, compared to 68.9% for the first quarter of 2013. Weather-related losses of $15.3 million for the first quarter of 2014, which equated to 11.4 percentage points of the Company's loss ratio, far exceeded the $5.6 million, or 4.5 percentage points of the Company's loss ratio, for the first quarter of 2013. Weather-related loss activity in the first quarter of 2014 was more than double the Company's five-year average for first-quarter weather losses of $6.9 million. Severe winter weather, including extended periods of sub-freezing temperatures across a large portion of the country and accumulations of snow and ice from multiple weather systems, accounted for the increase in claim activity.

Large fire losses of $10.1 million for the first quarter of 2014, or 7.6 percentage points of the Company's loss ratio, exceeded the $8.1 million, or 6.5 percentage points of the Company's loss ratio, the Company incurred for the first quarter of 2013. The Company attributes the increase in large fire losses to the extreme winter temperatures in early 2014. Development of reserves for losses incurred in prior accident years was negligible for the first quarters of 2014 and 2013.

Kevin G. Burke, Executive Vice President and Chief Operating Officer, commented, "The weather conditions and events in the first quarter of 2014 contributed to a significant number of homeowners and commercial property claims, affecting the comparability of our year-over-year performance. Had we experienced an average level of weather-related and large fire losses, our underwriting results in our property lines of business would have fallen well within our expectations. We were pleased that our casualty lines of business were profitable despite an increased frequency of weather-related automobile accidents during the quarter."

The Company's statutory expense ratio1 was 29.3% for the first quarter of 2014, in line with 28.7% for the first quarter of 2013.

Investment Operations

Donegal Group's investment strategy is to generate an appropriate amount of after-tax income on its invested assets while minimizing credit risk through investment in high-quality securities. As a result, the Company had invested 90.5% of its consolidated investment portfolio in diversified, highly rated and marketable fixed-maturity securities at March 31, 2014.

	March 31, 2014		December 31, 2013
	Amount	%	Amount	%
	(dollars in thousands)
Fixed maturities, at carrying value:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$ 61,366	7.6%	$ 62,279	7.9%
Obligations of states and political subdivisions	375,185	46.7	385,982	48.7
Corporate securities	114,187	14.2	55,547	7.0
Mortgage-backed securities	177,150	22.0	140,214	17.7
Total fixed maturities	727,888	90.5	644,022	81.3
Equity securities, at fair value	22,298	2.8	12,423	1.6
Investments in affiliates	37,117	4.6	35,685	4.5
Short-term investments, at cost	16,367	2.1	99,678	12.6
Total investments	$ 803,670	100.0%	$ 791,808	100.0%

Average investment yield	2.3%		2.4%
Average tax-equivalent investment yield	3.2%		3.3%
Average fixed-maturity duration (years)	4.9		4.5

Net investment income of $4.6 million for the first quarter of 2014 decreased 4.1% compared to $4.8 million in net investment income for the first quarter of 2013. The decrease in net investment income reflected a lower average investment yield within the Company's fixed-maturity securities compared to the first quarter of 2013. Net realized investment losses were $88,532 for the first quarter of 2014, compared to net realized investment gains of $1.3 million for the first quarter of 2013. The Company had no impairments in its investment portfolio that it considered to be other than temporary during the first quarters of 2014 or 2013.

Jeffrey D. Miller, Executive Vice President and Chief Financial Officer, in commenting on the Company's investment operations, noted, "Reinvestment of funds we held in short-term investments at year-end 2013 resulted in a modest increase in the duration of our overall investment portfolio during the first quarter. We expect those investments in corporate fixed-maturity securities and, to a lesser extent, dividend-paying equity securities, to enhance our future investment income."

The Company owns 48.2% of the outstanding stock of Donegal Financial Services Corporation ("DFSC"), which owns all of the outstanding capital stock of Union Community Bank. The Company accounts for its investment in DFSC using the equity method of accounting. The Company's equity in the earnings of DFSC was $409,000 for the first quarter of 2014, compared to $1.1 million for the first quarter of 2013. Donegal Mutual Insurance Company owns the remaining 51.8% of the outstanding stock of DFSC.

Definitions of Non-GAAP and Operating Measures

The Company prepares its consolidated financial statements on the basis of GAAP. The Company's insurance subsidiaries also prepare financial statements based on statutory accounting principles state insurance regulators prescribe or permit ("SAP"). In addition to using GAAP-based performance measurements, the Company also utilizes certain non-GAAP financial measures that it believes provide value in managing its business and for comparison to the financial results of its peers. These non-GAAP measures are operating income (loss) and statutory combined ratio.

Operating income (loss) is a non-GAAP financial measure investors in insurance companies commonly use. The Company defines operating income (loss) as net income (loss) excluding after-tax net realized investment gains or losses. Because the Company's calculation of operating income (loss) may differ from similar measures other companies use, investors should exercise caution when comparing the Company's measure of operating income (loss) to the measure of other companies.

The following table provides a reconciliation of the Company's net income to the Company's operating income for the periods indicated:

	Three Months Ended March 31,
	2014	2013	% Change
	(dollars in thousands, except per share amounts)

Reconciliation of Net (loss) Income to Operating (loss) Income
Net (loss) income	$ (634)	$ 6,475	NM
Realized losses (gains) (after tax)	58	(884)	NM
Operating (loss) income	$ (576)	$ 5,591	NM

Per Share Reconciliation of Net Income to Operating Income
Net (loss) income – Class A (diluted)	$ (0.02)	$ 0.25	NM
Realized losses (gains) (after tax)	--	(0.03)	NM
Operating (loss) income – Class A	$ (0.02)	$ 0.22	NM

Net (loss) income – Class B	$ (0.02)	$ 0.23	NM
Realized losses (gains) (after tax)	--	(0.03)	NM
Operating (loss) income – Class B	$ (0.02)	$ 0.20	NM

Statutory combined ratio is a non-GAAP standard measurement of underwriting profitability that is based upon amounts determined under SAP. The statutory combined ratio is the sum of:

  the statutory loss ratio, which is the ratio of calendar-year incurred losses and loss expenses to premiums earned;
  the statutory expense ratio, which is the ratio of expenses incurred for net commissions, premium taxes and underwriting expenses to premiums written; and
  the statutory dividend ratio, which is the ratio of dividends to holders of workers' compensation policies to premiums earned.

The statutory combined ratio does not reflect investment income, federal income taxes or other non-operating income or expense. A statutory combined ratio of less than 100% generally indicates underwriting profitability.

Conference Call and Webcast

The Company will hold a conference call and webcast on Friday, April 25, 2014, beginning at 10:00 A.M. Eastern Time. You may listen via the Internet by accessing the webcast link on the Company's web site at http://investors.donegalgroup.com. A replay of the conference call will also be available via the Company's web site.

About the Company

Donegal Group is an insurance holding company. The Company's Class A common stock and Class B common stock trade on the NASDAQ Global Select Market under the symbols DGICA and DGICB, respectively. As an effective acquirer of small to medium-sized "main street" property and casualty insurers, Donegal Group has grown profitably since its formation in 1986. The Company continues to seek opportunities for growth while striving to achieve its longstanding goal of outperforming the property and casualty insurance industry in terms of service, profitability and growth in book value.

As Forbes reported, Donegal Group Inc. was named to a list of the Most Trustworthy Financial Companies for 2014, ranking the Company among firms that have consistently demonstrated transparent and conservative accounting practices and solid corporate governance and management. A reprint of the Forbes article is available as a "Featured Report" on the Company's web site.

Safe Harbor

We base all statements contained in this release that are not historic facts on our current expectations. These statements are forward-looking in nature (as defined in the Private Securities Litigation Reform Act of 1995) and involve a number of risks and uncertainties. Actual results could vary materially. Factors that could cause actual results to vary materially include: our ability to maintain profitable operations, the adequacy of the loss and loss expense reserves of our insurance subsidiaries, business and economic conditions in the areas in which we operate, interest rates, competition from various insurance and other financial businesses, terrorism, the availability and cost of reinsurance, adverse and catastrophic weather events, legal and judicial developments, changes in regulatory requirements, our ability to integrate and manage successfully the companies we may acquire from time to time and other risks we describe from time to time in the periodic reports we file with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements. We disclaim any obligation to update such statements or to announce publicly the results of any revisions that we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Donegal Group Inc.
Consolidated Statements of Income
(unaudited; in thousands, except share data)

	Quarter Ended March 31,
	2014	2013

Net premiums earned	$ 133,548	$ 124,702
Investment income, net of expenses	4,616	4,815
Net realized investment (losses) gains	(89)	1,341
Lease income	213	216
Installment payment fees	1,642	1,710
Equity in earnings of DFSC	409	1,089
Total revenues	140,339	133,873

Net losses and loss expenses	97,632	85,533
Amortization of deferred acquisition costs	21,319	19,560
Other underwriting expenses	20,459	18,752
Policyholder dividends	395	475
Interest	365	487
Other expenses	962	983
Total expenses	141,132	125,790

(Loss) income before income tax (benefit) expense	(793)	8,083
Income tax (benefit) expense	(159)	1,608

Net (loss) income	$ (634)	$ 6,475

Net (loss) income per common share:
Class A - basic	$ (0.02)	$ 0.26
Class A - diluted	$ (0.02)	$ 0.25
Class B - basic and diluted	$ (0.02)	$ 0.23

Supplementary Financial Analysts' Data

Weighted-average number of shares outstanding:
Class A - basic	20,873,043	20,066,755
Class A - diluted	21,253,229	20,358,232
Class B - basic and diluted	5,576,775	5,576,775

Net written premiums	$ 144,582	$ 132,466

Book value per common share at end of period	$ 15.18	$ 15.72

Annualized return on average equity	-0.6%	6.4%

Donegal Group Inc.
Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2014	2013
	(unaudited)

ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost	$ 296,360	$ 240,370
Available for sale, at fair value	431,528	403,652
Equity securities, at fair value	22,298	12,423
Investments in affiliates	37,117	35,685
Short-term investments, at cost	16,367	99,678
Total investments	803,670	791,808
Cash	17,153	27,636
Premiums receivable	133,343	123,905
Reinsurance receivable	252,080	244,239
Deferred policy acquisition costs	45,407	43,628
Prepaid reinsurance premiums	116,693	112,664
Other assets	39,979	41,531
Total assets	$ 1,408,325	$ 1,385,411

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Losses and loss expenses	$ 510,122	$ 495,619
Unearned premiums	397,798	382,735
Accrued expenses	14,622	19,265
Borrowings under line of credit	61,000	58,000
Subordinated debentures	5,000	5,000
Other liabilities	18,198	27,915
Total liabilities	1,006,740	988,534
Stockholders' equity:
Class A common stock	218	218
Class B common stock	56	56
Additional paid-in capital	190,343	189,116
Accumulated other comprehensive income (loss)	1,937	(2,313)
Retained earnings	222,133	222,889
Treasury stock, at cost	(13,102)	(13,089)
Total stockholders' equity	401,585	396,877
Total liabilities and stockholders' equity	$ 1,408,325	$ 1,385,411

CONTACT: For Further Information:
         Jeffrey D. Miller, Executive Vice President &
         Chief Financial Officer
         Phone: (717) 426-1931
         E-mail: investors@donegalgroup.com